Exhibit 10.40

GINKGO BIOWORKS, INC.

FOUNDER EQUITY GRANT AGREEMENT

This Founder Equity Grant Agreement (this “Agreement”) is entered into as of January 1, 2020, by and between Ginkgo Bioworks, Inc. (the “Company”) and [____] (“Founder”). The Company and Founder are each referred to herein as a “Party,” and collectively referred to herein as the “Parties.” Capitalized terms used but not otherwise defined in this Agreement have the meanings given to them in the Company’s 2014 Stock Incentive Plan (the “2014 Plan”).

RECITALS

WHEREAS, on January 1, 2020 (the “Series E RSU Grant Date”), Founder was granted 88,101 Restricted Stock Units (the “Series E RSUs”);

WHEREAS, the Company desires to retain and motivate Founder to continue to make important contributions to the Company by providing Founder with equity interests in the Company; and

WHEREAS, the Parties desire to set forth the terms and conditions under which Founder will be eligible to receive future equity interests in the Company following the closing of the Company’s Series E Preferred Stock Financing (the “Series E Financing”) and the grant of the Series E RSUs.

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and Founder agree as follows:

AGREEMENT

1. Definitions.

(a) “Change in Control” has the meaning set forth in the RSU Agreement—Financing (as defined below).

(b) “Financing” means the Company’s issuance and sale of preferred equity securities of the Company for bona fide financing purposes.

(c) “Future RSU Formula” means the product obtained by multiplying clause (i), by clause (ii), by clause (iii), where clause (i) is “154,238”, clause (ii) is a fraction, the numerator of which is the result obtained from subtracting the Prior Transaction Share Price from the Transaction Share Price and the denominator of which is “150.19”, and clause (iii) is a fraction, the numerator of which is the result obtained from subtracting “24.46” from the Transaction Share Price and the denominator of which is the Transaction Share Price.

(d) “Liquidity Event” means the first to occur of a Change in Control and a Public Offering.

(e) “Liquidity Event Bonus RSU Formula” means the product obtained by multiplying (i) (x) “50%” if the Liquidity Event occurs prior to the first anniversary of the Series E RSU Grant Date or (y) “25%” if the Liquidity Event occurs on or after the first anniversary of the Series E RSU Grant Date and prior to the second anniversary of the Series E RSU Grant Date, by (ii) the sum of (x) the number of Series E RSUs, (y) the aggregate number of Waived RSUs (as defined below) waived by Founder pursuant to Section 2(e) of this Agreement and (z) the aggregate number of Future RSUs granted to Founder pursuant to Section 2(a) of this Agreement prior to, and in connection with, the Liquidity Event.

(f) “Performance Period” means the period commencing on the Series E RSU Grant Date and ending on the first to occur of (i) a Liquidity Event and (ii) the third anniversary of the Series E RSU Grant Date; provided that, the Performance Period will be extended by additional one year periods upon each instance that, following management’s good faith efforts to consummate a Liquidity Event, management is unable to consummate a Liquidity Event due to non-approval by the Company’s stockholders or by the Board. Notwithstanding the foregoing, in no event shall the Performance Period extend beyond the tenth anniversary of the Series E RSU Grant Date.

(g) “Prior Transaction Share Price” means the Transaction Share Price in the most recently completed Financing.

(h) “Public Offering” has the meaning set forth in the RSU Agreement—Financing.

(i) “Transaction” means a Financing or a Liquidity Event.

(j) “Transaction Share Price” means, as applicable, (i) in connection with a Financing, the per share price in the applicable Financing determined by dividing the pre-money valuation of the Company by the number of shares of Common Stock outstanding on a fully-diluted and as converted basis immediately prior to the applicable Financing (excluding for this purpose potential “Future RSUs” that have not yet been granted to Founder and other founding members of the Company, but including any such “Future RSUs” that may be granted to Founder and other founding members of the Company in the applicable Financing, even if such Future RSUs are Waived RSUs); (ii) in connection with a Public Offering, the midpoint of the price range first set forth in the prospectus for such Public Offering; or (iii) in connection with a Change in Control, the price of a share of Common Stock implied by the consideration that is reasonably expected to be paid to holders of Common Stock in such Change in Control with any contingent consideration payable in such Change in Control valued in good faith by the Board.

2. Future Restricted Stock Units.

(a) Grant. Subject to Founder’s continuous employment with the Company through the applicable grant date and except as otherwise provided in Section 2(e), at the time of or immediately prior to the closing of each Transaction (other than the Series E Financing) during the Performance Period, Founder will be granted Restricted Stock Units (the “Future RSUs”) in such amount as determined based on the Future RSU Formula. For the avoidance of doubt, if the Future RSU Formula results in a negative number, no Future RSUs will be granted in connection with such Financing.

(b) Terms and Vesting. Each award of Future RSUs will be granted under the 2014 Plan and will be subject to the terms and conditions of the 2014 Plan and the applicable award agreement evidencing such award. With respect to a Transaction that is a Financing, such award agreement shall be in substantially the form attached hereto as Exhibit A (the “RSU Agreement—Financing”). With respect to a Transaction that is a Liquidity Event, such award agreement shall be in substantially the form attached hereto as Exhibit B (the “RSU Agreement—Liquidity Event”).

(c) Award Limit. Unless otherwise determined by a majority of the disinterested members of the Board and notwithstanding anything in this Agreement to the contrary, the aggregate number of shares of Common Stock (i) covered by the Series E RSUs and all Future RSUs granted to Founder, and (ii) related to Waived RSUs shall not exceed 1,469,880 (the “Award Limit”).

(d) Clawback. Founder acknowledges and agrees that, in the event of a Transaction where the Transaction Share Price (“Down Round Share Price”) is less than the Prior Transaction Share Price (a “Down Round”), any Future RSUs granted prior to such Down Round shall be subject to recovery by the Company on the following terms:

(i) Prior to the closing of a Down Round, the Company will recalculate the number of Restricted Stock Units subject to each grant of Future RSUs made prior to such Down Round based on the Future RSU Formula, starting from the earliest Financing for which the Transaction Share Price was greater than the Down Round Share Price (such Financing, the “First Clawback Financing”) and for each successive Financing, but using (A) the Down Round Share Price as the “Transaction Share Price” when calculating the Future RSU Formula for the First Clawback Financing and each successive Financing and (B) the Down Round Share Price as the “Prior Transaction Share Price” when calculating the Future RSU Formula for each Financing following the First Clawback Financing. For purposes of calculating the Future RSU Formula after a Down Round, any “Transaction Share Price” or “Prior Transaction Share Price” that is changed to a Down Round Share Price as a result of this clause (i) shall remain such Down Round Share Price until changed as a result of another Down Round. See Appendix 1 to this Agreement as an illustrative example of this clause (i).

(ii) If, with respect to a particular grant of Future RSUs, the number of Restricted Stock Units resulting from the recalculation described in clause (i) above is (A) equal to or less than zero, then all Restricted Stock Units covered by such grant of Future RSUs will be automatically cancelled, forfeited and terminated immediately prior to the closing of the Down Round; or (B) greater than zero but less than the number of Restricted Stock Units covered by such grant of Future RSUs, then the excess of (x) the number of Restricted Stock Units actually covered by such grant of Future RSUs over (y) the number of Restricted Stock Units resulting from the recalculation will be automatically cancelled, forfeited and terminated immediately prior to the closing of the Down Round.

(iii) Any Restricted Stock Units cancelled pursuant to this Section 2(d) shall not again be available for the grant of awards under the 2014 Plan.

(e) Waiver of Grant. Prior to the grant of any Future RSUs pursuant to Section 2(a), Founder may elect to decline the grant of all or any portion of such Future RSUs (any portion so declined, the “Waived RSUs”), provided that the Waived RSUs shall be made available for Restricted Stock Unit grants to other employees of the Company. Any such Restricted Stock Units granted to other employees of the Company as a result of this Section 2(e) shall be subject to such vesting and other restrictions as the Board may impose, including clawback on substantially the same terms as set forth in Section 2(d) above. Notwithstanding the foregoing, the Waived RSUs shall be subject to the Award Limit and shall be taken into account when determining the number of Restricted Stock Units covered by the Liquidity Event Bonus (as defined below). If any portion of the equity grants that are made to employees as a result of this clause (e) are forfeited to the Company by any such employee, the corresponding Waived RSUs shall again be available for grant to the Founder pursuant to the terms of this Agreement.

3. Liquidity Event Bonus Restricted Stock Units.

(a) Grant. Subject to Founder’s continuous employment with the Company through the grant date, in the event of a Liquidity Event prior to the second anniversary of the Series E RSU Grant Date, at the time of or immediately prior to the closing of such Liquidity Event, Founder will be granted Restricted Stock Units (the “Liquidity Event Bonus”) in such amount as determined based on the Liquidity Event Bonus RSU Formula. For the avoidance of doubt, but subject to Section 3(c), the Liquidity Event Bonus, if any, will be granted in addition to any Future RSUs or Waived RSUs that may otherwise be granted or waived, as applicable, in connection with a Liquidity Event pursuant to Section 2(a) or Section 2(e), respectively.

(b) Terms and Vesting. The Liquidity Event Bonus will be granted under the 2014 Plan and will be subject to the terms and conditions of the 2014 Plan and an award agreement in substantially the form of the RSU Agreement—Liquidity Event, which provides that the Liquidity Event Bonus will be vested at the time of grant.

(c) Award Limit. In no event shall the Liquidity Event Bonus result in an award to Founder in excess of the Award Limit.

(d) Adjustments. In the event Founder is granted the Liquidity Event Bonus, the Company’s Series E Preferred Stock shall be subject to adjustment as provided in Section 4.4.4(b) of the Company’s Fourth Amended and Restated Certificate of Incorporation (as amended and/or restated from time to time), which section may only be amended or waived in a manner adverse to Founder with the consent of the Founders (as defined below) holding a majority of the Series E RSUs and, if applicable, Future RSUs, issued to the Founder in accordance with this Founder Equity Grant Agreement or Founder Equity Grant Agreements entered into with other Founders on or around the date hereof. For purposes of this Section (3)(d), “Founders” means Austin Che, Bartholomew Canton, Jason Kelly and Reshma Shetty.

4. Post-Offering Restricted Stock Units.

(a) Grant. It is expected that, subject to (i) subsequent approval by the Board or a committee thereof and (ii) Founder’s continuous employment with the Company through the applicable grant date, in the event of a Public Offering, Founder will be granted an annual award of 48,996 Restricted Stock Units (the “Post-Offering RSUs”) for each of the ten (10) years following such Public Offering.

(b) Terms and Vesting. Each award of Post-Offering RSUs will be granted under the Company’s then-current equity incentive plan and will be subject to the terms and conditions of such equity plan and the applicable award agreement evidencing such award. Each award of Post-Offering RSUs will vest in twelve (12) substantially equal quarterly installments following the applicable grant date, subject to Founder’s continuous employment with the Company through the applicable vesting date.

(c) Award Limit. For the avoidance of doubt, the Post-Offering RSUs shall not be subject to the Award Limit.

5. Adjustment for Changes in Capitalization.

(a) In the event of any non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split or reverse stock split, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities of the Company), the Board will equitably adjust the awards described in this Agreement in good faith to reflect such transaction, which adjustments may include adjustments to the number and type of securities and/or the per share prices set forth in this Agreement, including the Award Limit, the Liquidity Event Bonus RSU Formula, the Future RSU Formula, the Prior Transaction Share Price, and the number of shares subject to the Post-Offering RSUs. The adjustments provided under this Section 5(a) shall be nondiscretionary and shall be final and binding on Founder and the Company.

(b) The existence of this Agreement and any awards granted hereunder shall not affect or restrict in any way the right or power of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business; (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets; or (iii) any sale or issuance of securities, including without limitation, securities with rights superior to those of the Common Stock or which are convertible into or exchangeable for Common Stock.

6. Further Instruments. The Parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

7. Not a Contract of Employment. Nothing in this Agreement shall confer upon Founder any right to continue to serve as an employee or other service provider of the Company or shall interfere with or restrict in any way the rights of the Company, which rights are hereby expressly reserved, to discharge or terminate the services of Founder, with or without cause, in accordance with applicable laws.

8. Assignment and Successors. The Company may assign its rights and obligations under this Agreement to any of its affiliates, including, without limitation, any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company, Founder and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. Subject to Section 2(e) with respect to Waived RSUs, none of Founder’s rights or obligations may be assigned or transferred by Founder.

9. Entire Agreement. This Agreement, together with Exhibit A, Exhibit B, the Series E RSU award agreement and the 2014 Plan, constitute the entire agreement of the Parties and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof.

10. Governing Law. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

11. Amendment. This Agreement may be amended only by a written instrument signed by the Parties hereto.

12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GINKGO BIOWORKS, INC.

By:
Name:
Title:

FOUNDER